Exhibit 99.1

For additional information, contact: Duncan Perry 617-354-0600 x201 dperry@artisoft.com

Artisoft Restores Compliance with Nasdaq Listing Criteria

Cambridge, MA – October 3, 2003 – Artisoft©, Inc. (Nasdaq: ASFTC), developer of the first software-based phone system, today announced that its common stock will continue to be listed on the Nasdaq SmallCap Market and that its common stock will resume trading under the ASFT symbol as of the open of business on Monday October 6, 2003. The Company was informed of the decision by the Nasdaq Listing Qualifications Panel.

The Company was informed by Nasdaq that the ticker symbol would be restored since the Company had regained compliance with the $2.5 million minimum shareholder equity requirement for continued listing on the Nasdaq SmallCap Market, based upon the completion of the Company’s September 2003 $4 million financing.

The Nasdaq Listing Qualifications Panel will continue to monitor Artisoft’s quarterly compliance with the minimum listing requirements.  If at some future date the Company fails to meet any of the listing criteria required by Nasdaq for continued listing, the Listing Qualifications Panel could take further action including but not limited to delisting the Company. If at some future date the Company’s common stock ceases to be listed on the Nasdaq SmallCap Market, it may continue to be quoted in the OTC Bulletin Board.

About Artisoft

Artisoft, Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft’s TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. Artisoft’s innovative software products have consistently garnered industry recognition, winning more than 30 awards for technical excellence. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

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Forward-Looking Statements:

This press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements in this release address the possible delisting of the Company’s common stock from the Nasdaq SmallCap Market and related matters and the possible listing of the Company’s common stock on the OTC-Bulletin Board.  The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:  Artisoft may not maintain compliance over the short or long term with the minimum shareholders’ equity requirement for continued listing on the Nasdaq SmallCap market or any other continued listing requirement; the Nasdaq listing qualifications panel may rule to delist Artisoft’s common stock for reasons other than  failure  to meet the minimum shareholders’ equity continued listing requirement; if delisted from the Nasdaq SmallCap Market, the Company’s common stock may not be eligible for listing on the OTC-Bulletin Board; additional financing may not be available to the Company on terms acceptable to the Company or at all; risks associated with the Company’s strategic alliances; the impact of competitive products and pricing; product demand and market acceptance risks; the presence of competitors with greater financial resources; product development and commercialization risks; costs associated with integration and administration of acquired operations; capacity and supply constraints or difficulties; and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent filing on Form 10-K.  The Company cautions readers to consider carefully the foregoing factors and other such factors.  Further, the Company’s forward-looking statements speak only as of the date on which such statements are made.  The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Artisoft and TeleVantage are registered trademarks of Artisoft, Inc.  All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Financial Community Contact:

Duncan G. Perry

Artisoft, Inc.

5 Cambridge Center

Cambridge, MA 02142

617-354-0600 ext. 201

dperry@artisoft.com